CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 1997, appearing on page 38 of Exabyte Corporation's Annual Report on Form 10-K for the year ended December 28, 1996.





PRICE WATERHOUSE LLP
Boulder, Colorado
February 9, 1998